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                                                                     EXHIBIT 4.3

                              DATED 17th May 2001
                              -------------------



                             ORC Holdings, Ltd (1)


                       ORC Employee Trustees Limited (2)


                         O.R.C. International Ltd. (3)


                  ORC European Information Centre Limited (4)



               ________________________________________________

                               DEED OF ADHERENCE

              Re: ORC International Employee Share Ownership Plan

               ________________________________________________
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THIS DEED is made the 17th May 2001.


BETWEEN:

(1)   ORC Holdings, Ltd (company number 3226024) ("the Company").

(2) ORC Employee Trustees Limited (company number 4211200) ("the Trustee") which expression shall, where the context so admits, include its successors as trustees of the trust).

(3) the several companies whose names are listed in the Schedule to this Deed ("the Adhering Companies").


RECITALS

(A) This Deed is supplemental to a Deed of 17/th/ May 2001 made between the Company and the Trustee ("the Principal Deed") whereby the Company established the ORC International Employee Share Ownership Plan ("the Plan").

(B) Each of the Adhering Companies is a Subsidiary of and under the control of the Company within the meaning of the Plan.

(C) In pursuance of the power contained in Clause 16 of the Principal Deed, the Company has agreed that subject to their entering into this Deed the Adhering Companies may become Participating Companies within the meaning of the Plan.


THIS DEED PROVIDES as follows:

1. The definitions set out in the Principal Deed shall apply throughout this Deed.

2. The Company hereby agrees that the Adhering Companies shall be Participating Companies for the purposes of the Plan provided that any of the Adhering Companies shall be deemed not to be such a Participating Company as from the date it ceases to be a subsidiary of the Company (within the meaning of Section 144 of the Companies Act 1989) or under the control of the Company (within the meaning of Section 840 of the Income and Corporation Taxes Act 1988) or as from such other date as the Company may by deed declare.

3. Each of the Adhering Companies hereby covenants with the Company and with the Trustee that subject to the proviso to Clause 2 above it will observe and perform all covenants, conditions and provisions contained in the Principal Deed applicable to Participating Companies.
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                                       2

IN WITNESS whereof the parties have duly executed and delivered this Deed the day and year first before written.-
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                                       3

                                   SCHEDULE


                            THE ADHERING COMPANIES


1.       O.R.C. International Ltd. (company number 1088226)

2.       ORC European Information Centre Limited (company number 2673406)
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                                       4

Executed as a deed by
ORC Holdings, Ltd
acting by:

Director
/s/ Richard Cornelius

Director
/s/ Trevor Robinson

Executed as a deed by
ORC Employee Trustees Limited
acting by:

Director
/s/ Nigel Maxfield

Director
/s/ Trevor Robinson

Executed as a deed by
O.R.C. International Ltd.
acting by:

Director
/s/ Nigel Maxfield

Director
/s/ Trevor Robinson

Executed as a deed by
ORC European Information Centre Limited
acting by:

Director
/s/ Richard Cornelius

Director
/s/ Trevor Robinson